Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund
Servicing Agreement dated as of September 14, 2023, as amended, (the "Agreement") is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the
"Trust") and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND
SERVICES, a Wisconsin limited liability company ("Fund Services").
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add the following fund and its applicable fee schedule to the Agreement; and
Regan Fixed Rate MBS ETF
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. As of the Effective Date, the Exhibit for Regan Capital LLC in the Agreement is
hereby superseded and replaced with the Exhibit for Regan Capital LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
ADVISOR MANAGED PORTFOLIOSU.S. BANCORP FUND SERVICES, LLC

By:	/s/ Russell Simon	By:	/s/ Greg Farley
Name:	Russell Simon	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	02/20/25	Date:	02/20/25
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Regan Capital LLC
to the
Advisor Managed Portfolios Fund Servicing Agreement
Name of Mutual Fund Series (Fees applicable to Mutual Funds)
Regan Total Return Income Fund
Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance
Officer (CCO) Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
_ basis points on the first $____
_ basis points on the next $____
_ basis points on the next $____
_ basis points on the balance
Minimum Annual Fee: $____ per fund
•Additional fee of $____ for funds other than for domestic equity
•Additional fee of $____ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
•Advisor Information Source - On-line access to portfolio management and compliance information.
•Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
•U.S. Bank Regulatory Administration (e.g., annual registration statement update)
•Core Tax Services - See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
•$____ Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency
Rates, Mutual Funds, ETFs, Total Return Swaps
•$____ Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic
Agencies, Mortgage Backed, Municipal Bonds
•$____ CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign
Governments, Foreign Agencies, Asset Backed, High Yield
•$____ Interest Rate Swaps, Foreign Currency Swaps
•$____ Bank Loans
•$____ Swaptions, Intraday money market funds pricing, up to 3 times per day
•$____ Credit Default Swaps
•$____ per Month Manual Security Pricing (>____ per day)
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-
standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
$____ per Foreign Equity Security per Month
$____ per Domestic Equity Security per Month
$____ per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
$____ per security per month for fund administrative data
SEC Modernization Requirements
•Form N-PORT - $____ per year, per Fund
•Form N-CEN - $____ per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs
(including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly.
Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
•$____ for the first fund (subject to Board approval)
•$____ for each additional fund 2-5 (subject to change based on Board review and approval)
•$____ for each fund over 5 funds
•$____ per sub-adviser per fund
•$____ onboarding fee
- For more than one fund, fees will be aggregated and allocated equally
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
- If fund launches within 12 months of LOI, onboarding fee is included in $____ first fund fee
•Per adviser relationship, and subject to change based upon board review and approval.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* - $____ per sub-account per year
Daily Compliance Services (if required)
•Base fee - $____ per fund per year
•Setup - $____ per fund group
Section 18 Compliance Testing
•$____ set up fee per fund complex
•$____ per fund per month
Section 15(c) Reporting
•$____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Standard data source - Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099MISC Forms, Prepare
Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) -
$____ per year
•Additional Capital Gain Dividend Estimates - (First two included in core services) - $____
per additional estimate § State tax returns - (First two included in core services) - $____
per additional return
Tax Reporting - MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book-to-tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
- $____
•Prepare Federal and State extensions (If Applicable) - Included in the return fees
•Prepare provision estimates - $____ Per estimate
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
State Tax Returns
•Prepare state income tax returns for funds and blocker entities $____ per state return
◦Sign state income tax returns - $____ per state return
◦Assist in filing state income tax returns - Included with preparation of returns
•State tax notice consultative support and resolution - $____ per fund
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$____ per project one fund
$____ per project two funds
$____ per project three funds
$____ per project four funds
(Includes MST external counsel fee, subject to services provided; if applicable)
•Additional fee of $____ per sub-adviser
•Additional fee of $____ per drafting multi-manager exemptive application (does not include outside legal costs)
•MST may require up to $____ in escrow
Additional Regulatory Administration Services
•Subsequent new fund launch - $____ per fund or as negotiated
•Subsequent new share class launch - $____ per project
•Multi-managed funds - as negotiated based upon specific requirements
•Proxy - as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of
Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.
The Fund start-up and registration services project fee is paid for by the advisor and not the
Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed ____% following the selection of U.S. Bank and ____% 75 days after the preliminary registration statement is filed with the SEC filings.
Extraordinary services - negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
•Base Fee per CUSIP$24,000 for first CUSIP in Fund Complex
$____ each additional class CUSIP
in Fund
Complex
•Open Accounts$____ per open account
•Closed (zero balance) Accounts  $____ per closed
account
•Daily Accrual Fund Accounts$____ per open account
Annual Basis Point Fee per Fund Complex
____ basis point on the first $____ million
____ basis points on the next $____ million
____ basis points on the balance
Services Included in Annual Basis Point Fee
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction &
Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
•NSCC System Interface
•Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing
12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery,
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), ,
EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month followingthe month during which such account is closed.
Transfer Agent & Shareholder Services - Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$____ per qualified plan account or Coverdell ESA account (Cap at $____ per SSN
•$____ per transfer to successor trustee
•$____ per participant distribution (Excluding SWPs)
•$____ per refund of excess contribution
•$____ per reconversion/recharacterization
Additional Shareholder Paid Fees
•$____ per outgoing wire transfer or overnight delivery
•$____ per telephone exchange
•$____ per return check or ACH or stop payment
•$____ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
•CUSIP Setup beyond the initial CUSIP - $____ per CUSIP
•Expedited CUSIP Setup - $____ per CUSIP (Less than 35 days)
Fund Characteristic Change
•Fund Name Change - $____ per fund/ per change
•Fund CUSIP Change - $____ per fund/ per change
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities.
Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
•Digital Investor
- Implementation - $____ per fund group
- Annual Base Fee - $____ per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
•Activity (Session) Fees:
- Inquiry $____ per event
- Login Challenge - $____ per event
- Account Maintenance - $____ per event
- Transaction - financial transactions, duplicate statement requests, etc. - $____ per  event
- New Account Set-up - $____ per event
- Bank Verification Attempt $____ per event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company - file generation and delivery - $____ per year
•Per Record Charge
-Rep/Branch/ID - $____
-Dealer $____
•Price Files $____ per record or $____ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Account inquiry
-Inquiry - $____ per event
-Vision ID - $____ per month per ID
•Transaction Processing*
-Implementation Fee - $____ per Management Company
-Transaction - purchase, redeem, and exchange - $____ per event
-Monthly Minimum Charge - $____ per month
•Electronic Statements*
-Implementation- $____ per fund group
-Load charges-$____ per image
-Archive charge (for any image stored beyond 2 years) - $____ per document
*Vision ID and event charges also apply.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
§ $____ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STATStatement and Tax Form Storage & Retrieval
-Setup: $____ per user
-Support: $____ per user per month
ReportSourceReport and Data File Storage & Retrieval
-Setup: Included in initial fund setup on Transfer Agent system
-$____ per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
-Standard ad-hoc select: $____ per file
-Custom coded data for recurring, scheduled delivery: $____ per hour consultation and programming development - Support: $____ per file per month for recurring files/
reports scheduled for delivery via Report Source. - Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
-Setup: $____ one-time fee
-Support: $____ per file per month
File Delivery to Alternate Sales Reporting Provider
-Setup: $____ one-time fee
-Maintenance Fee: $____ per file per month
Chat Services
Implementation Fee - $____
  Monthly Fee - $____ per month
Per Chat Fee - $____ per chat or $____ per minute of chat
Outbound Calling & Marketing Campaigns
Cost based on project requirements including hours, data sourcing and reporting.
Transfer Agent & Shareholder Services
Electronic Form Delivery and Signature Capture
Implementation fee - $____ (includes 15 forms)
Additional setup fee - $____ for each additional form and email template
Form and fund logo modifications - $____ per form, $____per updated Fund
Logo Monthly minimum fee - $____ per month
Per electronic envelope Fee - $____
Recordkeeping Application Access
Internet VPN - Infrastructure to allow for application accessibility to host
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
systems and file transfers - $____ implementation
-$____ per month
Physical NetworkInfrastructure to allow for application accessibility to host systems and file transfers -Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-$____ implementation
-$____ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe)
Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-$____ implementation
-$____ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) Account
inquiry only. - $____ implementation
-$____ per ID per month
Automated Work Distributor (AWD) - Image and workflow application.
-$____ implementation
-$____ per ID per month
Same Day Cash Management (SDCM) - Fund level transaction and cash reporting. - $____ implementation
-$____ per ID per month
PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system. - $____ per month
Programming Services
$____ per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
-Fund setup programming (transfer agent system, statements, options, etc.)
-Customized service development
-Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-
fiduciary direct accounts. - $____ per direct open account
per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$____ setup per fund group
$____ per month administration
$____ per received email correspondence
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service. - $____ per fund group per month
CTI Reporting
Integrated custom detailed call reporting$____ per monthly report
Literature Fulfillment Services
Account Management/Database Administration
-$____ per month
-Receiving $____ per SKU
-Order Processing - $____ per order
-Skid Storage - $____ per month per location
-Disposal - $____ per
SKU
Inbound Teleservicing Only
-Account Management - $____per month (OR)
-Call Servicing - $____ per call
Lead Source Reporting - $____ per
month
  Closed Loop Reporting
-Account Management - $____ per month
-Database Installation, Setup - $____ per fund group
Miscellaneous Expenses
-Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews. § $____ per Month
Mutual Fund Profile II Services
Fund Profile II site
Initial data population: $____ for less than 25 CUSIPS / $____ for 25 CUSIPS or more
  Monthly maintenance: $____ per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $____/hour
Dealer Survey Completion
Dealer fund survey requests - $____ per hour for completion and quality validation
Fund Event* Services
Programming & File Delivery - $____/
hour
  Project Management/Analysis - $____/hour
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Account Data Retention - $____/account/month until purged*
•CUSIP Data Retention - $____/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History
Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
•$____$____ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module
(Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
$____ - $____ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance
Users)
$____ - $____ MARS Sales Reporting (Includes 5 Sales Users)
$____ - $____ MARS 22c-2 Compliance (Includes 5 Compliance Users)
  $____  - $____  - Enhanced Services*
Includes up to ____ hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional
Enhanced Services support can be negotiated.
Standard Version 8i System Setup & Implementation Costs (One-
time fee)
$____ - SalesForce.com Integration
  $____ - Custom Data Interface
$____ - OmniSERV Setup
$____ - Standard Interface
$____ - Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
$____ - Sales Reporting
$____ - 22c-2
Compliance
  $____ - CRM
$____ - SFDC
Standard Version 8i Products & Services (Monthly Fee)
$____ - OmniSERV
$____ - Daily Transaction Load from Sales
Portal
  $____  - Monthly Asset Load from Sales Portal
$____ - SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management,
Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Data Line, Profiling, and RIA Monthly Load.
MARS Lite Implementation Cost Eligibility Based on AUM and
Transaction Size
$____ MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data) MARS Lite Products & Services (Monthly fees based on AUM) § $____/month (AUM
$____  $99,999,999.99)
$____/month (AUM $100,00,000  $249,999,999.99)
$____/month (AUM $250,000,000 - $399,999,999.99)
  $____/month (AUM $400,000,000 - $499,999,999.99)
Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an
AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Includes Enhanced Services up to ____ hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.
Base includes initial three dealer interfaces. Each additional interface is $____ per month.
Storage allocation includes initial ____GB of data. Each additional 1GB of storage space is $____ per month. No CRM real-time integration. No system access.
Additional MARS Lite System Setup & Implementation Costs
(One-time fee)
$____ - Custom Data Interface
$____  - Standard Interface
$____ - OmniSERV Interface
Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training
$____ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view. § Document Loading, Storage, and Access - $____ per statement
Document Consent Processing, Suppression, and Notification $____ per
suppressed statement
Development & Implementation of Electronic Confirm Statements - $____ initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
the consented shareowners of a new document to view.
Document Loading, Storage, and Access$____ per statement
Document Consent Processing, Suppression, and Notification$____ per
suppressed statement
Development & Implementation of Electronic Investor Statements$____ initial setup fee
Electronic Tax Presentation eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $____ per statement
Document Consent Processing, Suppression, and Notification $____ per
suppressed statement
Development & Implementation of Electronic Tax Statements $____ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification - $____ per suppressed statement
Development & Implementation of Electronic Compliance Documents - $____ initial setup fee
Related Digital Investor Fees
View Consent Enrollment - $____ per transaction
Consent Enrollment - $____ per transaction
View Statements - $____ per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee
of $____ per document per year for three years and greater, if desired
Digital Investor customization charges apply
Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
$____ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $____ per Trust per Third-Party Agent Lender
  Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
§ $____ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/
return)
+ Each Third-Party Agent Lender will be invoiced directly
Notwithstanding anything to the contrary in the Agreement, in the event the Trust provides notice of an early termination of this Agreement as to any Fund, the only monthly fees owed by
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
such Fund under Section 14(a) of the Agreement shall be all monthly fees through the effective date of the early termination, including any repayment of any negotiated discount; provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Name of ETF Series (Fees applicable to ETFs)
Regan Fixed Rate MBS ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch - $____ per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements -
o$____ for first three active or inactive funds in same statutory prospectus
o$____ for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies - as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration fees are billed ____% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Regan Capital LLC
(the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund2Basis Points on Trust AUM2
Per Fund$____First $250m ____
bps Next $250m____
bps
Next $500m____ bps
Balance____ bps
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Base Fee for ETF Services
Annual Fee per fund
ETF Order Management$____ per fund
ETF Transfer Agency$____ per order (Create or Redeem)
Basket Creation
Equities/Cash____bps
International Securities/Derivatives ____bps
Fixed AP FeeTBD/fund
Optional Services
ETF Stock Splits$____
ETF Liquidation$____
ETF Slippage Calculations$____/Fund/Year
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers - U.S. City Abereage" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly
APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$____ - Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
$____Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$____Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$____Bank Loans
Derivative Instruments are generally charged at the following rates:
o$____Interest Rate Swaps, Foreign Currency Swaps
o$____Swaptions
o$____Credit Default Swaps
$____ Intraday money market funds pricing, up to 3 times per day
$____ per Month Manual Security Pricing (>____per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income
Projection Services
$____ per Foreign Equity Security per Month for Corporate Action Services
$____ per Domestic Equity Security per Month for Corporate Action Services
$____ per CMO and Asset Backed Security per Month / $____ for ETF Funds per month for
Factor Services
$____ per Mortgage Backed Security per Month for Factor Services / no charge for ETF
Funds
$____ per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$____ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
$____ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
$____ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
$____ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$____ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
$____ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change.
S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$____ for the first fund (subject to Board approval)
$____ for each additional fund 2-5 (subject to change based on Board review and approval)
$____ for each fund over 5 funds
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
$____ per sub-adviser per fund (capped at $____ per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT$____ per year, per Fund
Form N-CEN$____ per year, per Fund
Tailored shareholder reporting - $____ per year, per Fund (first class), $____ per year for each additional class
Expense Processing and Budgeting ServicesNon-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
$____ per year, per Fund
Section 15(c) Reporting
$____ per fund per standard reporting package*
      *Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source - Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting
(GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration &
Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
$ ____ per trust per year - Base fee
Additional fee of $____ per fund per year
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$____
Full Derivatives User (no OTC derivatives)	$____
Full Derivative User (with 1-5 OTC derivatives)	$____
Full Derivative User (with 5 or more OTC derivatives)	$____
Closed Fund Data Maintenance Fee	$____
*Additional fees may apply from index providers
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$____
More than 5% but less than 25%	$____
25% or more	$____
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services' ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services' sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price1 (USD)
Base Fee	$____
Per User Fee2	$____
Per Separate Committee3 Fee	$____
1 Subject to an annual increase, provided that the annual increase will not exceed
____% through October 2025
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from
Fund Services' chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
2 Per User Fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple Series Trust sponsored by Fund Services
3 A committee consists of a separate space on Diligent's board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$____
  1 Subject to annual "CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp - U.S. Bank Fee Schedule plus $____
          1933 Act C-Corp - U.S. Bank Fee Schedule plus $____
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $____
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) -
$____ per year
Additional Capital Gain Dividend Estimates - (First two included in core services) - $____ per additional estimate
State tax returns - (First two included in core services) - $____ per additional return
Tax Reporting - C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) -
$____
Prepare Federal and State extensions (If Applicable) - Included in the return fees
Prepare provision estimates - $____ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities - $____ per state return
Sign state income tax returns - $____ per state return
Assist in filing state income tax returns - Included with preparation of returns
State tax notice consultative support and resolution - $____ per fund
SIGNATURE ON NEXT PAGE
Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Adviser's signature is made solely in acknowledgement of the above fee schedules.
Regan Capital LLC
By: /s/ Skyler Weinand
Name: Skyler Weinand
Title: Managing Member
Date: 2/12/2025